Exhibit (g)(iii)

THIS AMENDMENT (this “Amendment”) to the Agreement (as defined below) is entered into as of May 1, 2008 by and between the Guardian Insurance and Annuity Company, Inc. (the “Company”) and The Guardian Life Insurance Company of America (the “Reinsurer”).

WHEREAS, the Company and the Reinsurer have entered into an Automatic Coinsurance, Modified Coinsurance Reinsurance Treaty dated as of September 1, 1995 (the “Agreement”); and

WHEREAS, the Company and the Reinsurer desire to further amend the Agreement in accordance with the terms of this Amendment;

NOW THEREFORE, in consideration of the mutual covenants contained in this Amendment and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Reinsurer hereby agree as follows:

Exhibit D, the Allowance Schedule, is replaced in its entirety by the Attached revised Exhibit D, adding allowances for the 2008 series 2001 CSO Flexible Solutions VUL plan,

This Amendment will be attached to and form a part of the Agreement,

All provisions of the Agreement not specifically modified herein shall remain unchanged.

IN WITNESS WHEREOF, The Guardian Insurance & Annuity Company, Inc., Wilmington Delaware and The Guardian Life Insurance Company of America, New York, New York, have by their respective officers executed and delivered this amendment in duplicate as of the date above.

The Guardian Insurance & Annuity Company, Inc:

		By	/s/ Michael Sakoulas
		Title:	Chief Actuary
Attested:	/s/ John H. Walter	Date	7 April 2008

The Guardian Life Insurance of Company of America:

		By	/s/ Jess Geller
		Title:	VP & Actuary
Attested:	/s/ Isaac Efrimoff	Date	4/7/08

The Guardian Insurance and Annuity Company, Inc.	The Guardian Life Ins. Company of America
1995 3001 - Amendment 10

EXHIBIT D

ALLOWANCE SCHEDULE

	First Year Premium	Renewal Premium
PAL95	97.0%	16.7%
PAL97	111.0%	16.7%
PAL2000	150.0%	19.0%
VUL	67.0%	16.7%
Millennium Series - S/VUL	152.0%	17.0%
2005 Series VUL	170.0%	17.0%
2008 Series 2001 CSO FS VUL	100.0%	21,0%
Unscheduled/excess premium	6.0%	6.0%

Guardian reserves the right to provide lower allowances on reinsurance amounts in excess of $8,000,000.

REVISION 10 – effective 5/1/08